                                                                     EXHIBIT 12


                            WPS Resources Corporation
                     Ratio of Earnings to Fixed Charges and
           Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                                                                  Quarter Ended
     (000's)                                                              Year Ended December 31                     March 31
                                                           1997       1996        1995        1994        1993         1998
                                                         --------    --------    --------    --------    --------   --------
EARNINGS
  Income before interest expense                         $ 83,356    $ 75,994    $ 83,917    $ 81,005    $ 88,155   $ 24,006

ADJUSTMENTS
  Federal and State income taxes                           29,270      24,358      30,808      29,526      32,539      9,485
  Interest factor applicable to rentals                     3,061       3,030       2,566       1,511       1,511        723
                                                         --------    --------    --------    --------    --------   --------
    Total earnings as defined                            $115,687    $103,382    $117,291    $112,042    $122,205   $ 34,214

FIXED CHARGES
  Interest on long-term debt, incl. related amort.       $ 22,331    $ 21,532    $ 22,859    $ 23,407    $ 24,393   $  5,398
  Other interest                                            4,172       3,596       2,604       1,796       1,562        729
  Interest factor applicable to rentals                     3,061       3,030       2,566       1,511       1,511        723
                                                         --------    --------    --------    --------    --------   --------
    Total fixed charges (pre-income tax basis)           $ 29,564    $ 28,158    $ 28,029    $ 26,714    $ 27,466   $  6,850
                                                         --------    --------    --------    --------    --------   --------
                                                         --------    --------    --------    --------    --------   --------
    Ratio of earnings to fixed charges                       3.91        3.67        4.18        4.19        4.45       4.99
                                                         --------    --------    --------    --------    --------   --------
                                                         --------    --------    --------    --------    --------   --------
  Preferred Dividends (gross-up) -- see below            $  5,197    $  5,197    $  5,197    $  5,197    $  5,531   $  1,300
                                                         --------    --------    --------    --------    --------   --------
    Total fixed charges including Preferred Dividend     $ 34,761    $ 33,355    $ 33,226    $ 31,911    $ 32,997   $  8,150
                                                         --------    --------    --------    --------    --------   --------
                                                         --------    --------    --------    --------    --------   --------
    Ratio -- including Preferred Dividend                    3.33        3.10        3.53        3.51        3.70       4.20
                                                         --------    --------    --------    --------    --------   --------
                                                         --------    --------    --------    --------    --------   --------
-------------------------------------------------------
Preferred Dividends Calculation:

  Preferred Dividends                                    $  3,111    $  3,111    $  3,111    $  3,111    $  3,311   $    778

  Tax Rate                                                 40.135%     40.135%     40.135%     40.135%     40.135%    40.135%

  Preferred Dividends (grossed-up)                       $  5,197    $  5,197    $  5,197    $  5,197    $  5,531   $  1,300